UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) July 31, 2008

Commission	Registrant; State of Incorporation;	I.R.S. Employer
File Number	Address; and Telephone Number	Identification No.

333-21011	FIRSTENERGY CORP.	34-1843785
(An Ohio Corporation)
76 South Main Street
Akron, OH 44308
Telephone (800)736-3402

1-2578	OHIO EDISON COMPANY	34-0437786
(An Ohio Corporation)
c/o FirstEnergy Corp.
76 South Main Street
Akron, OH 44308
Telephone (800)736-3402

1-2323	THE CLEVELAND ELECTRIC ILLUMINATING COMPANY	34-0150020
(An Ohio Corporation)
c/o FirstEnergy Corp.
76 South Main Street
Akron, OH 44308
Telephone (800)736-3402

1-3583	THE TOLEDO EDISON COMPANY	34-4375005
(An Ohio Corporation)
c/o FirstEnergy Corp.
76 South Main Street
Akron, OH 44308
Telephone (800)736-3402

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

On July 31, 2008, FirstEnergy Corp.’s Ohio utility subsidiaries, Ohio Edison Company, The Cleveland Electric Illuminating Company and The Toledo Edison Company, (collectively, the Ohio Companies), filed a comprehensive Electric Security Plan (ESP) and supporting testimony with the Public Utilities Commission of Ohio (PUCO).  The Ohio Companies also filed with the PUCO a Market Rate Offer, which outlines a competitive bidding process that would be implemented if the ESP is not approved by the PUCO. FirstEnergy provided related information in a Press Release and Letter to the Investment Community, which are furnished, not filed, as Exhibits 99.1 and 99.2, respectively, and incorporated by reference hereunder.

 Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release issued by FirstEnergy Corp., dated July 31, 2008
99.2	Letter to the Investment Community, dated July 31, 2008

Forward-Looking Statements: This Form 8-K includes forward-looking statements based on information currently available to management. Such statements are subject to certain risks and uncertainties. These statements include declarations regarding management’s intents, beliefs and current expectations. These statements typically contain, but are not limited to, the terms “anticipate,” “potential,” “expect,” “believe,” “estimate” and similar words. Forward-looking statements involve estimates, assumptions, known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievement expressed or implied by such forward-looking statements. Actual results may differ materially due to the speed and nature of increased competition in the electric utility industry and legislative and regulatory changes affecting how generation rates will be determined following the expiration of existing rate plans in Ohio and Pennsylvania, the impact of the PUCO’s rulemaking process on the Ohio Companies’ ESP and MRO filings, economic or weather conditions affecting future sales and margins, changes in markets for energy services, changing energy and commodity market prices and availability, replacement power costs being higher than anticipated or inadequately hedged, the continued ability of FirstEnergy’s regulated utilities to collect transition and other charges or to recover increased transmission costs, maintenance costs being higher than anticipated, other legislative and regulatory changes, revised environmental requirements, including possible GHG emission regulations, the impact of the U.S. Court of Appeals’ July 11, 2008 decision to vacate the CAIR rules and the scope of any laws, rules or regulations that may ultimately take their place, the uncertainty of the timing and amounts of the capital expenditures needed to, among other things, implement the Air Quality Compliance Plan (including that such amounts could be higher than anticipated) or levels of emission reductions related to the Consent Decree resolving the New Source Review litigation or other potential regulatory initiatives, adverse regulatory or legal decisions and outcomes (including, but not limited to, the revocation of necessary licenses or operating permits and oversight) by the NRC (including, but not limited to, the Demand for Information issued to FENOC on May 14, 2007), the timing and outcome of various proceedings before the PUCO (including, but not limited to, the distribution rate cases and the generation supply plan filing for the Ohio Companies and the successful resolution of the issues remanded to the PUCO by the Ohio Supreme Court regarding the RSP and RCP, including the deferral of fuel costs) and Met-Ed’s and Penelec’s transmission service charge filings with the PPUC as well as the resolution of the Petitions for Review filed with the Commonwealth Court of Pennsylvania with respect to the transition rate plan for Met-Ed and Penelec, the continuing availability of generating units and their ability to operate at, or near full capacity, the changing market conditions that could affect the value of assets held in the registrants’ nuclear decommissioning trusts, pension trusts and other trust funds, the ability to comply with applicable state and federal reliability standards, the ability to accomplish or realize anticipated benefits from strategic goals (including employee workforce initiatives), the ability to improve electric commodity margins and to experience growth in the distribution business, the ability to access the public securities and other capital markets and the cost of such capital, the risks and other factors discussed from time to time in the registrants’ SEC filings, and other similar factors. The foregoing review of factors should not be construed as exhaustive. New factors emerge from time to time, and it is not possible to predict all such factors, nor assess the impact of any such factor on the registrants’ business or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statements. Also, a security rating is not a recommendation to buy, sell or hold securities, and it may be subject to revision or withdrawal at any time and each such rating should be evaluated independently of any other rating. The registrants expressly disclaim any current intention to update any forward-looking statements contained herein as a result of new information, future events, or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, each Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

July 31, 2008

FIRSTENERGY CORP.
Registrant

OHIO EDISON COMPANY
Registrant

THE CLEVELAND ELECTRIC
ILLUMINATING COMPANY
Registrant

THE TOLEDO EDISON COMPANY
Registrant

By:	/s/ Harvey L. Wagner
Harvey L. Wagner Vice President, Controller and Chief Accounting Officer